Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-199692) pertaining to the 2014 Long-Term Incentive Compensation Plan of Investar Holding Corporation,
(2)	Registration Statement (Form S-8 No. 333-201880) pertaining to the 401(k) Plan of Investar Holding Corporation,
(3)	Registration Statement (Form S-8 No. 333-218231) pertaining to the 2017 Long-Term Incentive Compensation Plan of Investar Holding Corporation,
(4)	Registration Statement (Form S-8 No. 333-258588) pertaining to the Amended and Restated 2017 Long-Term Incentive Compensation Plan of Investar Holding Corporation,
(5)	Registration Statement (Form S-3 No. 333-215238),
(6)	Registration Statement (Form S-3MEF No. 333-216851),
(7)	Registration Statement (Form S-4 No. 333-228621),
(8)	Registration Statement (Form S-3 No. 333-236315), and
(9)	Registration Statement (Form S-3 No. 333-249912)

of our report dated March 13, 2020, with respect to the consolidated financial statements of Investar Holding Corporation for the year ended December 31, 2019 included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP New Orleans, Louisiana
March 9, 2022